UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2014

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously disclosed with the Securities and Exchange Commission, Raghu Rau is retiring as Chief Executive Officer and as a Class I Director of SeaChange International, Inc. (“SeaChange”), effective October 20, 2014.

In connection with his retirement, Mr. Rau and SeaChange entered into a Separation Agreement and Release of Claims, dated as of October 20, 2014 (the “Separation Agreement”). Under the terms of the Separation Agreement, SeaChange will:

•	Pay Mr. Rau $1,125,900, in two equal payments of $562,950 on November 1, 2014 and February 1, 2015;

•	Allow for the continued vesting of Mr. Rau’s 6,250 unvested stock options and 76,529 restricted stock units (“RSUs”) of SeaChange’s common stock previously granted to Mr. Rau until February 1, 2015, at which time the unvested portion of these stock options and RSUs will be accelerated and fully vested;

•	Waive the continuing employment requirement applicable for the exercise of Mr. Rau’s vested stock options of SeaChange common stock, and allow Mr. Rau to exercise his vested stock options until January 19, 2016; and

•	Receive transition consulting support from Mr. Rau until October 20, 2015.

Under the Separation Agreement, Mr. Rau affirmed his existing Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which Mr. Rau agreed to non-competition and non-solicitation provisions restricting his activities for a one-year post-employment period.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c)

As previously disclosed with the Securities and Exchange Commission, on October 20, 2014, the Board of Directors of SeaChange appointed Jay Samit as the Chief Executive Officer and as a Class I Director (with a term to expire at the 2015 annual meeting) of SeaChange, effective October 20, 2014.

Mr. Samit, 53, served as President of ooVoo from May 2011 to January 2013 and previously served as Chief Executive Officer of SocialVibe from October 2009 to January 2011, Chairman of Digital Containers from January 2008 to December 2008, and Executive Vice President & GM of Sony Corporation of America from June 2003 to June 2007. Mr. Samit has also served on the Board of Directors of Equal Earth from August 2014 to present, in addition to being an Adjunct Professor at the USC Viterbi School of Engineering from August 2011 to present; Executive Chairman of Realty Mogul from June 2012 to June 2014; Board Advisor to SONICO from January 2010 to December 2010; Senior Strategic Advisor to LinkedIn from April 2008 to December 2010; and Advisory Board member to USC Stevens Institute for Innovation from May 2007 to December 2010.

The selection of Mr. Samit to serve as Chief Executive Officer and Director was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Samit and any director or other executive officer of SeaChange and there are no related persons transactions between SeaChange and Mr. Samit reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Samit as Chief Executive Officer, the Compensation Committee and Board agreed to pay Mr. Samit an annual base salary of $500,000 per year and to make a one-time equity award of 138,313 RSUs equivalent to $1,000,000 (priced on the October 20, 2014 market close of $7.23 per share, the date Mr. Samit commenced employment with SeaChange), to vest over four years (the “Initial RSU Award”), and 500,000 stock options (the “Initial Option Award”) with an exercise price equal to SeaChange’s closing stock price on October 20, 2014 of $7.23 per share, to vest in approximately equal tranches based on SeaChange’s stock price reaching $10.00, $12.00 and $14.00 for twenty consecutive trading dates, but in any event no earlier than six months from October 20, 2014. Mr. Samit will receive a fiscal 2015 bonus of (i) a guaranteed cash bonus of $125,000 and (ii) a fixed value RSU award equivalent to $187,500 (priced on the January 31, 2015 market close), vesting on January 31, 2016. In addition, Mr. Samit will participate in SeaChange’s fiscal 2016 compensation and bonus plan with a target bonus consisting of (i) $500,000 payable in cash, (ii) a fixed value RSU award equivalent to $375,000 (priced on the January 31, 2016 market close), vesting on January 31, 2017 and (iii) 53,571 RSUs, also vesting on January 31, 2017. Mr. Samit will also be eligible for a fiscal 2016 Long Term Equity Award (“LTI Award”) of 150,000 RSUs, to vest on January 31, 2018, upon the achievement of certain long-term annual goals to be determined. In addition, Mr. Samit will receive up to $4,000 per month towards temporary accommodations and expenses.

In addition, it was agreed that if the employment of Mr. Samit is terminated by SeaChange without cause (other than on account of death or disability) and Mr. Samit is not otherwise entitled to payment under his Change-in-Control Severance Agreement (the “Change-in-Control Agreement”) (described below), Mr. Samit will be entitled to a one-time payment in an amount equal to (i) 18 months of Mr. Samit’s base salary, (ii) an amount of Mr. Samit’s annual bonus determined based on performance targets pro-rated to the date of termination and based on actual performance through the date of termination, (iii) the issuance of that amount of the LTI Award for which the performance criteria (other than service requirements) have been satisfied prior to the date of termination, (iv) vesting of the Initial RSU Award in an amount pro-rated for the period of service through date of termination, and (v) vesting of the Initial Option Award to the extent the price, but not the time-based criteria, has been satisfied.

In connection with assuming this position, Mr. Samit and SeaChange will enter into a Change-in-Control Agreement and an indemnification agreement (the “Indemnification Agreement”), effective October 20, 2014, the terms of which are substantially similar to those agreements previously entered into by SeaChange with its other senior executive officers and described in SeaChange’s 2014 proxy statement. The form of Mr. Samit’s Change-in-Control Agreement and Indemnification Agreement are filed as Exhibit 10.2 and Exhibit 10.3, respectively, attached hereto.

The Change-in-Control Agreement is designed to provide an incentive to Mr. Samit to remain with SeaChange leading up to and following a change in control.

Immediately prior to a change in control, all of Mr. Samit’s unvested stock options and stock appreciation rights automatically vest and become immediately exercisable (other than the 500,000 options awarded to Mr. Samit concurrent with commencement of employment and that vest upon the achievement of stock price targets) and any and all restricted stock and RSUs then held by Mr. Samit shall fully vest and become immediately transferable free of restriction, other than those imposed by applicable law. In the event of a subsequent termination of Mr. Samit’s employment for any reason, all of Mr. Samit’s stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination. If within one year following a change in control the employment of Mr. Samit is terminated (i) by SeaChange other than for specified cause, death or disability, or (ii) by Mr. Samit for specified good reason, Mr. Samit shall be entitled to the following: (a) two times Mr. Samit’s annual base salary plus one times Mr. Samit’s annual bonus; (b) for a period of two years, continued health, life and disability benefits; (c) outplacement services for up to one year following termination; (d) up to $5,000 of financial planning services; and (e) accrued vacation pay.

The foregoing summary of the Change-in-Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change-in-Control Agreement attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are attached to this report:

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims, dated as of October 20, 2014, by and between SeaChange International, Inc. and Raghu Rau

10.2	Change-in-Control Severance Agreement, dated as of October 20, 2014, by and between SeaChange International, Inc. and Jay Samit.

10.3	Indemnification Agreement, dated as of October 20, 2014, by and between SeaChange International, Inc. and Jay Samit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Anthony C. Dias
Anthony C. Dias, Chief Financial Officer, Senior Vice President Finance and Administration, and Treasurer

Dated: October 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims, dated as of October 20, 2014, by and between SeaChange International, Inc. and Raghu Rau

10.2	Change-in-Control Severance Agreement, dated as of October 20, 2014, by and between SeaChange International, Inc. and Jay Samit.

10.3	Indemnification Agreement, dated as of October 20, 2014, by and between SeaChange International, Inc. and Jay Samit.